Exhibit 32.1

CERTIFICATION OF
QUARTERLY REPORT ON FORM 10-Q

     Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Omnicom Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the Chief Executive Officer and President of Omnicom Group Inc., certify to my knowledge, that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Omnicom Group Inc. as of the dates and for the periods expressed in the Report.

Executed as of July 24, 2008

/s/ John D. Wren

	Name:	John D. Wren
	Title:	Chief Executive Officer and
President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates it by reference.